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                                                                    Exhibit 10.7



                           LOAN AND SECURITY AGREEMENT

                                 BY AND BETWEEN

                           SKY ALLAND RESEARCH, INC.,

                      THE DATA GROUP II, INC., as Borrowers

                                       And

                          SILICON VALLEY BANK, as Bank

                                February 14, 1997


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                           LOAN AND SECURITY AGREEMENT

         THIS LOAN AND SECURITY AGREEMENT is entered into as of February 14, 1997, by and among SILICON VALLEY BANK, a California chartered bank ("Bank") with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Central Plaza, 11300 Rockville Pike, Suite 1205, Rockville, Maryland and SKY ALLAND RESEARCH, INC., a Maryland corporation and THE DATA GROUP II, INC., a Maryland corporation (each a "Borrower" and collectively, the "Borrowers").

                                    RECITALS

         Borrowers wish to obtain credit from time to time from Bank, and Bank desires to extend credit to Borrowers. This Agreement sets forth the terms on which Bank will advance credit to Borrowers, and Borrowers will repay the amounts owing to Bank.

                                    AGREEMENT

         The parties agree as follows:

         1.       DEFINITIONS AND CONSTRUCTION

                  1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

                      "Accounts" means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to either Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by either Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by either Borrower and Borrower's Books relating to any of the foregoing.

                      "Advance" or "Advances" means a loan advance under the Committed Revolving Line.

                      "Affiliate" means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors,


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partners and, for any Person that is a limited liability company, such Person's, managers and members.

                      "Bank Expenses" means all reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; and Bank's reasonable attorneys' fees and expenses incurred in amending, enforcing or defending the Loan Documents, (including fees and expenses of appeal or review, or those incurred in any Insolvency Proceeding) whether or not suit is brought.

                      "Borrower's Books" means all of each Borrower's books and records including, without limitation: ledgers; records concerning each Borrower's assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

                      "Borrowing Base" means an amount equal to eighty percent (80%) of Eligible Accounts, as determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrowers.

                      "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks in the State of California or the State of Maryland are authorized or required to close.

                      "Closing Date" means the date of this Agreement.

                      "Code" means the Maryland Uniform Commercial Code.

                      "Collateral" means the property described on EXHIBIT A attached hereto.

                      "Committed Revolving Line" means a credit extension of up to Three Million Five Hundred Thousand Dollars ($3,500,000).

                      "Committed Equipment Line" means a credit extension of up to Two Million Dollars ($2,000,000), provided, however, until such time as the Minimum Equity Requirement is met, the maximum amount of the Committed Equipment Line shall not exceed One Million Dollars ($1,000,000).

                      "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with


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recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

                      "Credit Extension" means each Advance, Equipment Advance, Letter of Credit, or any other extension of credit by Bank for the benefit of any Borrower hereunder.

                      "Current Assets" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current assets on the consolidated balance sheet of Borrowers and their Subsidiaries as at such date.

                      "Current Liabilities" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of Borrower and its Subsidiaries, as at such date, plus, to the extent not already included therein, all outstanding Credit Extensions made under this Agreement, including all Indebtedness that is payable upon demand or within one year from the date of determination thereof unless such Indebtedness is renewable or extendable at the option of any Borrower or any Subsidiary to a date more than one year from the date of determination.

                      "Debt Service Coverage Ratio" shall mean for any period, the sum of Borrowers' net income (net of capitalized development expenses), plus depreciation and amortization, plus interest expense, divided by the sum of interest expense and scheduled maturities of long term debt.

                      "Eligible Accounts" means those Accounts that arise in the ordinary course of either Borrower's business that comply with all of each Borrower's representations and warranties to Bank set forth in Section 5.4; PROVIDED, that standards of eligibility may be fixed and revised from time to time by Bank in Bank's reasonable judgment and upon sixty (60) days prior written notification thereof to Borrower in accordance with the provisions hereof. Unless otherwise agreed to by Bank in writing, Eligible Accounts shall not include the following:


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                      (a) Accounts that the account debtor has failed to pay
within ninety (90) days of invoice date;

                      (b) Accounts with respect to an account debtor, fifty percent (50%) of whose Accounts the account debtor has failed to pay within ninety (90) days of invoice date;

                      (c) Accounts with respect to an account debtor, including Affiliates, whose total obligations to Borrowers exceed twenty-five percent (25%) of all Accounts, to the extent such obligations exceed the aforementioned percentage, except as approved in writing by Bank;

                      (d) Accounts with respect to which the account debtor does not have its principal place of business in the United States;

                      (e) Accounts with respect to which the account debtor is a federal, state, or local governmental entity or any department, agency, or instrumentality thereof;

                      (f) Accounts with respect to which any Borrower is liable to the account debtor, but only to the extent of any amounts owing to the account debtor (sometimes referred to as "contra" accounts, e.g. accounts payable, customer deposits, credit accounts etc.);

                      (g) Accounts generated by demonstration or promotional equipment, or with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the account debtor may be conditional;

                      (h) Accounts with respect to which the account debtor is an Affiliate, officer, employee, or agent of either Borrower;

                      (i) Accounts with respect to which the account debtor disputes liability or makes any claim with respect thereto as to which Bank believes, in its sole discretion, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business; and

                      (j) Accounts the collection of which Bank reasonably determines after inquiry and consultation with Borrowers to be doubtful, and Bank will endeavor to give Borrowers written notice of the reasons for any such decision.


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                      "Equipment" means all present and future machinery,
equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

                      "Equipment Note" means each of Equipment Term Note No. 1 and Equipment Term Note No. 2 and "Equipment Notes" means collectively Equipment Term Note No. 1 and Equipment Term Note No. 2.

                      "Equipment Advance" has the meaning set forth in Section 2.2.

                      "ERISA" means the Employment Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

                      "GAAP" means generally accepted accounting principles as in effect in the United States from time to time.

                      "Indebtedness" means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.

                      "Insolvency Proceeding" means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

                      "Inventory" means all present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of any Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above.

                      "Investment" means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.


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                      "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

                      "Letter of Credit" means a letter of credit or similar undertaking issued by Bank pursuant to Section 2.1.2.

                      "Letter of Credit Reserve" has the meaning set forth in
Section 2.1.1.

                      "Lien" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

                      "Loan Documents" means, collectively, this Agreement, the Notes, any note or notes executed by any Borrower, and any other present or future agreement entered into between any Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated from time to time.

                      "Material Adverse Effect" means a material adverse effect on (i) the business operations or condition (financial or otherwise) of any Borrower and its Subsidiaries taken as a whole or (ii) the ability of any Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents.

                      "Maturity Date" means later of the Revolving Maturity Date or maturity date of the Committed Equipment Line.

                      "Minimum Equity Requirement" means the receipt by the Borrowers of additional equity in an amount equal to not less than Five Million Dollars ($5,000,000).

                      "Negotiable Collateral" means all of Borrowers' present and future letters of credit of which it is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper.

                      "Notes" means collectively, the Equipment Notes and the Revolving Promissory Note.

                      "Obligations" means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by any Borrower pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from any Borrower to others that Bank may have obtained by assignment or otherwise.


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                      "Payment Date" means the fifth calendar day of each month
commencing on the first such date after the Closing Date and ending on the Maturity Date.
                           "Permitted Indebtedness" means:

                      (a) Indebtedness of Borrowers in favor of Bank arising under this Agreement or any other Loan Document;

                      (b) Indebtedness existing on the Closing Date and disclosed in the Schedule;

                      (c) Indebtedness to trade creditors incurred in the ordinary course of business; and

                      (d) Indebtedness secured by Permitted Liens.

                      "Permitted Investment" means:

                      (a) Investments existing on the Closing Date disclosed in the Schedule; and

                      (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof,
(ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank.

                      "Permitted Liens" means the following:

                      (a) Any Liens existing on the Closing Date and disclosed in the Schedule or arising under this Agreement or the other Loan Documents;

                      (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and as to which adequate reserves are maintained on each Borrower's Books in accordance with GAAP, PROVIDED the same have no priority over any of Bank's security interests;

                      (c) Liens (i) upon or in any Equipment acquired or held by any Borrower or any of its Subsidiaries to secure the purchase price of such Equipment or


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indebtedness incurred solely for the purpose of financing the acquisition of such Equipment, or (ii) existing on such equipment at the time of its acquisition, PROVIDED that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment; and

                      (d) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, PROVIDED that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

                      "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

                      "Prime Rate" means the variable rate of interest, per annum, most recently announced by Bank, as its "prime rate," whether or not such announced rate is the lowest rate available from Bank.

                      "Quick Assets" means, as of any applicable date, the consolidated cash, cash equivalents, accounts receivable and investments with maturities of fewer than ninety (90) days of Borrowers determined in accordance with GAAP.

                      "Responsible Officer" means each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower.

                      "Revolving Maturity Date" means April 13, 1999.

                      "Revolving Promissory Note" means that certain Revolving Promissory Note of even date herewith in substantially the form of Exhibit E hereto in the maximum principal amount of $3,500,000 from Borrowers in favor of Bank, together with all renewals, amendments, modifications and substitutions therefore.

                      "Senior Management" shall mean the Chief Executive Officer, Chief Financial Officer and Board of Directors of Sky Alland.

                      "Schedule" means the schedule of exceptions attached hereto, if any.


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                      "Subordinated Debt" means any debt incurred by any
Borrower that is subordinated to the debt owing by Borrowers to Bank on terms acceptable to Bank (and identified as being such by Borrowers and Bank).

                      "Subsidiary" means with respect to any Person, corporation, partnership, company association, joint venture, or any other business entity of which more than fifty percent (50%) of the voting stock or other equity interests is owned or controlled, directly or indirectly, by such Person or one or more Affiliates of such Person.

                      "Tangible Net Worth" means as of any applicable date, the consolidated total assets, plus Subordinated Debt of each Borrower and its Subsidiaries MINUS, without duplication, (i) the sum of any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, and (c) all reserves not already deducted from assets, AND (ii) Total Liabilities.

                      "Total Liabilities" means as of any applicable date, any date as of which the amount thereof shall be determined, all obligations that should, in accordance with GAAP be classified as liabilities on the consolidated balance sheet of Borrowers, including in any event all Indebtedness, but specifically excluding Subordinated Debt.

                  1.2 ACCOUNTING AND OTHER TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all calculations and determinations made hereunder shall be made in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. The terms "including"/ "includes" shall always be read as meaning "including (or includes) without limitation", when used herein or in any other Loan Document.

         2.          LOAN AND TERMS OF PAYMENT

                  2.1 ADVANCES. Borrowers jointly and severally promise to pay to the order of Bank, in lawful money of the United States of America, the aggregate unpaid principal amount of all Advances made by Bank to Borrowers hereunder. Borrowers shall also pay interest on the unpaid principal amount of such Advances at rates in accordance with the terms hereof. On the Closing Date, Borrowers shall execute and deliver to Bank the Revolving Promissory Note.

                  (a) Subject to and upon the terms and conditions of this Agreement, Bank agrees to make Advances to Borrowers in an aggregate outstanding amount not to exceed (i) the Committed Revolving Line or the Borrowing Base, whichever is less, minus (ii) the face amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit).


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Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.1 may be repaid and reborrowed at any time during the term of this Agreement.

                  (b) Whenever Borrowers desire an Advance, Borrowers will notify Bank by facsimile transmission or telephone no later than 3:00 p.m. Washington, D.C. time, on the Business Day that the Advance is to be made. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of EXHIBIT B hereto. Bank is authorized to make Advances under this Agreement, based upon instructions received from a Responsible Officer or a designee of a Responsible Officer, or without instructions if in Bank's discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank will use its best efforts to notify Borrowers of any Advance made hereunder after such advance is made, but shall not be liable for any failure to so notify the Borrowers. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee thereof, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Advances made under this Section 2.1 to Borrowers' deposit account.

                  (c) The Committed Revolving Line shall terminate on the Revolving Maturity Date, at which time all Advances under this Section 2.1 and other amounts due under this Agreement (except as otherwise expressly specified herein) shall be immediately due and payable.

                  2.1.1    LETTERS OF CREDIT.

                  (a) Subject to the terms and conditions of this Agreement, Bank agrees to issue or cause to be issued Letters of Credit for the account of one or more of Borrowers in an aggregate outstanding face amount not to exceed
(i) the lesser of the Committed Revolving Line or the Borrowing Base, whichever is less, minus (ii) the then outstanding principal balance of the Advances; PROVIDED that the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) shall not in any case exceed Five Hundred Thousand Dollars ($500,000). Each Letter of Credit shall have an expiry date no later than one hundred eighty (180) days after the Revolving Maturity Date, provided, that Borrowers' Letter of Credit reimbursement obligations shall be secured by cash on terms acceptable to bank at any time after the Revolving Maturity Date, if the term of this Agreement is note extended by Bank. All Letters of Credit shall be, in form and substance, acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's form of standard Application and Letter of Credit Agreement.

                  (b) The joint and several obligation of Borrowers to immediately reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and such Letters


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of Credit, under all circumstances whatsoever. Borrowers shall indemnify, defend, protect, and hold Bank harmless from any loss, cost, expense or liability, including, without limitation, reasonable attorneys' fees, arising out of or in connection with any Letters of Credit.

                  (c) Borrowers may request that Bank issue a Letter of Credit payable in a currency other than United States Dollars. If a demand for payment is made under any such Letter of Credit, Bank shall treat such demand as an Advance to Borrowers of the equivalent of the amount thereof (plus cable charges) in United States currency at the then prevailing rate of exchange in San Francisco, California, for sales of that other currency for cable transfer to the country of which it is the currency.

                  (d) Upon the issuance of any Letter of Credit payable in a currency other than United States Dollars, Bank shall create a reserve under the Committed Revolving Line for Letters of Credit against fluctuations in currency exchange rates, in an amount equal to ten percent (10%) of the face amount of such letter of credit. The amount of such reserve may be amended by Bank from time to time to account for fluctuations in the exchange rate. The availability of funds under the Committed Revolving Line shall be reduced by the amount of such reserve for so long as such Letter of Credit remains outstanding.

                  2.2  EQUIPMENT ADVANCES.

                  (a) At any time from the date hereof through October 31, 1998 (the "Equipment Availability End Date One"), Borrowers may from time to time request advances (each, together with the advances described in subsection (b) below, an "Equipment Advance" and collectively, the "Equipment Advances") from Bank in an aggregate amount not to exceed the Committed Equipment Line. Amounts borrowed pursuant to this Section 2.2(a) may not be readvanced.

                  All Equipment Advances made prior to the Equipment Availability End Date One shall be evidenced by an Equipment Term Note ("Equipment Term Note No. 1") to be executed and delivered by Borrowers to Bank on the Closing Date. All Equipment Advances prior to the Equipment Availability End Date shall be repaid in accordance with the terms of Equipment Term Note No. 1.

                  (b) At any time from November 1, 1998 through March 31, 1999 (the "Equipment Availability End Date Two"), Borrowers may from time to time request advances from Bank in an aggregate amount not to exceed the Committed Equipment Line. Amounts borrowed pursuant to this Section 2.2(b) may not be readvanced.

                  All Equipment Advances made after the Equipment Availability End Date One, but prior to the Equipment Availability End Date Two shall be evidenced by an Equipment


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Term Note ("Equipment Term Note No. 2") to be executed and delivered by
Borrowers to Bank on the Closing Date. All Equipment Advances shall be repaid in accordance with the terms of Equipment Term Note No. 2.

                  (c) Borrowers shall deliver to Bank, at the time of each Equipment Advance an invoice for the equipment to be purchased. The Equipment Advances shall be used by Borrowers only to purchase equipment and shall not exceed ninety percent (90%) of the invoice amount of such equipment approved from time to time by Bank, excluding taxes, shipping, warranty charges, freight discounts and installation expense. Software may, however, constitute up to Five Hundred Thousand Dollars ($500,000) of the aggregate Equipment Advances.

                  (d) Interest shall accrue from the date of each Equipment Advance at the rate specified in the applicable Equipment Term Note and shall be payable monthly as provided therein. Any Equipment Advances that are outstanding on the Equipment Availability End Date One will be payable in Thirty-Six (36) equal monthly installments of principal, and accrued interest, beginning on the first Payment Date of each month following the Equipment Availability End Date One. Any Equipment Advances that are outstanding on the Equipment Availability End Date Two will be payable in Thirty-Six (36) equal monthly installments of principal, and accrued interest, beginning on the first Payment Date of each month following the Equipment Availability End Date Two.

                  (e) When Borrowers desire to obtain an Equipment Advance, Borrowers shall notify Bank (which notice shall be irrevocable) by facsimile transmission to be received no later than 1:00 p.m. Washington, D.C. time one
(1) Business Day before the day on which the Equipment Advance is to be made. Such notice shall be substantially in the form of EXHIBIT B. The notice shall be signed by a Responsible Officer and include a copy of the invoice for the Equipment to be financed.

                  (f) NOTWITHSTANDING ANYTHING SET FORTH HEREIN OR IN ANY OF THE LOAN DOCUMENTS TO THE CONTRARY, THE BORROWERS AND THE BANK AGREE THAT THE MAXIMUM AMOUNT OUTSTANDING UNDER THE COMMITTED EQUIPMENT LINE OF CREDIT MAY NOT EXCEED ONE MILLION DOLLARS ($1,000,000), UNTIL SUCH TIME AS THE BORROWERS HAVE RECEIVED A WRITTEN CONFIRMATION FROM BANK THAT THE BORROWERS HAVE SATISFIED THE MINIMUM EQUITY REQUIREMENT.

                  2.3 OVERADVANCES. If, at any time or for any reason, the amount of Obligations owed by Borrowers to Bank pursuant to Section 2.1 of this Agreement is greater than the lesser of (i) the Committed Revolving Line or (ii) the Borrowing Base, Borrowers shall immediately pay to Bank, in cash, the amount of such excess.


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                   2.4  INTEREST RATES, PAYMENTS AND CALCULATIONS.

                  (a) INTEREST RATE. All Advances shall bear interest, on the average Daily Balance, at the rate or rates set forth in the Notes.

                  (b) DEFAULT RATE. All Obligations shall bear interest, from and after the occurrence of an Event of Default, at a rate equal to five (5) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

                  (c) PAYMENTS. Interest under each Note shall be due and payable on the Payment Date of each month during the term thereof. Borrowers hereby authorize Bank to debit any accounts with Bank, including, without limitation, Account Number _____________________ for payments of principal and interest due on the Obligations and any other amounts owing by Borrowers to Bank. Bank will notify Borrowers of all debits which Bank makes against Borrowers' accounts. Any such debits against Borrowers' accounts in no way shall be deemed a set-off. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

                  (d) COMPUTATION. In the event the Prime Rate is changed from time to time hereafter, the applicable rate of interest under the Notes shall be increased or decreased effective as of 12:01 a.m. on the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

                  2.4 CREDITING PAYMENTS. Prior to the occurrence of an Event of Default, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrowers specify. After the occurrence of an Event of Default, the receipt by Bank of any wire transfer of funds, check, or other item of payment shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 12:00 noon, Washington, D.C. time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

                  2.5  FEES. Borrowers shall pay to Bank the following:

                  (a) FACILITY FEE. A Facility Fee equal to Twenty Thousand Six Hundred Twenty Five Dollars ($20,625.00) which fee shall be due on the Closing Date and shall be fully earned and non-refundable;

                  (b) FINANCIAL EXAMINATION AND APPRAISAL FEES. Bank's customary fees and out-of-pocket expenses for Bank's audits of Borrower's Accounts, and for each appraisal of Collateral and financial analysis and examination of Borrower performed from time to time by Bank or its agents;

                  (c) BANK EXPENSES. Upon demand from Bank, including, without limitation, upon the date hereof, all Bank Expenses incurred through the date hereof, including reasonable attorneys' fees and expenses, and, after the date hereof, all Bank Expenses, including reasonable attorneys' fees and expenses, as and when they become due.

                  2.6 ADDITIONAL COSTS. In case any law, regulation, treaty or official directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law):

                  (a) subjects Bank to any tax with respect to payments of principal or interest or any other amounts payable hereunder by Borrowers or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of Bank imposed by the United States of America or any political subdivision thereof);

                  (b) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, Bank; or

                  (c) imposes upon Bank any other condition with respect to its performance under this Agreement,

and the result of any of the foregoing is to increase the cost to Bank, reduce the income receivable by Bank or impose any expense upon Bank with respect to any loans, Bank shall notify Borrowers thereof. Borrowers jointly and severally agree to pay to Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by Bank of a statement of the amount and setting forth Bank's calculation thereof, all in reasonable detail, which statement shall be deemed true and correct absent manifest error.

                  2.7 TERM. Except as otherwise set forth herein, this Agreement shall become effective on the Closing Date and, subject to Section 12.7, shall continue in full force and effect for a term ending on the Maturity Date. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Credit Extensions under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default. Notwithstanding termination of this Agreement, Bank's lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

                  3.       CONDITIONS OF LOANS

                  3.1 CONDITIONS PRECEDENT TO INITIAL ADVANCE. The obligation of Bank to make the initial Advance is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

                  (a)      this Agreement;

                  (b)      the Notes;

                  (c)      an opinion of each Borrower's counsel;

                  (d) payment of the fees and Bank Expenses then due specified in Section 2.5 hereof; and

                  (e) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

                  3.2 CONDITIONS PRECEDENT TO ALL ADVANCES. The obligation of Bank to make each Advance, including the initial Advance, is further subject to the following conditions:

                  (a) timely receipt by Bank of the Payment/Advance Form as provided in Section 2.1; and

                  (b)      the representations and warranties contained in
Section 5 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Advance as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would result from such Advance. The making of each Advance shall be deemed to be a representation and warranty by Borrowers on the date of such Advance as to the accuracy of the facts referred to in this
Section 3.2(b).

                  4.       CREATION OF SECURITY INTEREST

                  4.1 GRANT OF SECURITY INTEREST. Each Borrower grants and pledges to Bank a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt payment of any and all Obligations and in order to secure prompt performance by each Borrower of each of its covenants and duties under the Loan Documents. Except as set forth in the Schedule, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof. Each Borrower acknowledges that Bank may place a "hold" on any Deposit Account pledged as Collateral to secure the Obligations. Notwithstanding termination of this Agreement, Bank's Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

                  4.2 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. Borrowers shall from time to time execute and deliver to Bank, at the request of Bank, all Negotiable Collateral, all financing statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfected Bank's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

                  4.3 RIGHT TO INSPECT. Bank (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrowers' usual business hours, to inspect Borrowers' Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify each Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral.

         5.       REPRESENTATIONS AND WARRANTIES

                  Each Borrower represents and warrants as follows:

                  5.1 DUE ORGANIZATION AND QUALIFICATION. Each Borrower and each Subsidiary is a corporation duly existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the failure to so qualify could have a Material Adverse Effect.

                  5.2 DUE AUTHORIZATION; NO CONFLICT. The execution, delivery, and performance of the Loan Documents are within each Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in either Borrower's Articles/Certificate of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which any Borrower is a party or by which any

Borrower is bound. Borrowers are not in default under any agreement to which either Borrower is a party or by which it is bound, which default could have a Material Adverse Effect.

                  5.3 NO PRIOR ENCUMBRANCES. Each Borrower has good and indefeasible title to the Collateral, free and clear of Liens, except for Permitted Liens.

                  5.4 BONA FIDE ELIGIBLE ACCOUNTS. The Eligible Accounts are bona fide existing obligations. The service or property giving rise to such Eligible Accounts has been performed or delivered to the account debtor or to the account debtor's agent for immediate shipment to and unconditional acceptance by the account debtor. Borrowers have not received notice of actual or imminent Insolvency Proceeding of any account debtor whose accounts are included in any Borrowing Base Certificate as an Eligible Account.

                  5.5 NAME; LOCATION OF CHIEF EXECUTIVE OFFICE. Except as disclosed in the Schedule, no Borrower has done business and will not without at least thirty (30) days prior written notice to Bank do business under any name other than that specified on the signature page hereof. The chief executive office of each Borrower is located at the address indicated in Section 10 hereof.

                  5.6 LITIGATION. Except as set forth in the Schedule, there are no actions or proceedings pending, or, to Borrower's knowledge, threatened by or against any Borrower or any Subsidiary before any court or administrative agency in which an adverse decision could have a Material Adverse Effect or a material adverse effect on any Borrower's interest or Bank's security interest in the Collateral

                  5.7 NO MATERIAL ADVERSE CHANGE IN FINANCIAL STATEMENTS. All consolidated financial statements related to each Borrower and any Subsidiary that have been delivered by each Borrower to Bank fairly present in all material respects Borrowers' consolidated financial condition as of the date thereof and Borrowers' consolidated results of operations for the period then ended. There has not been a material adverse change in the consolidated financial condition of any Borrower since the date of the most recent of such financial statements submitted to Bank on or about the Closing Date.

                  5.8 SOLVENCY. Subject to the contribution rights set forth in
Section 12.8, the fair saleable value of each Borrower's assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; no Borrower is left with unreasonably small capital after the transactions contemplated by this Agreement; and each Borrower is able to pay its debts (including trade debts) as they mature.

                  5.9 REGULATORY COMPLIANCE. Each Borrower and each Subsidiary has met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from any Borrower's failure to comply with ERISA that is reasonably likely to result in any Borrower's incurring any liability that could have a Material Adverse Effect. No Borrower is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. No Borrower is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T and U of the Board of Governors of the Federal Reserve System). Each Borrower has complied with all the provisions of the Federal Fair Labor Standards Act. No Borrower has violated any statutes, laws, ordinances or rules applicable to it, violation of which could have a Material Adverse Effect.

                  5.10 ENVIRONMENTAL CONDITION. None of any Borrower's or any Subsidiary's properties or assets has ever been used by any Borrower or any Subsidiary or, to the best of any Borrower's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of each Borrower's knowledge, none of either Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by any Borrower or any Subsidiary; and neither any Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by any Borrower or any Subsidiary resulting in the release, or other disposition of hazardous waste or hazardous substances into the environment.

                  5.11 TAXES. Each Borrower and each Subsidiary has filed or caused to be filed all tax returns required to be filed on a timely basis, and has paid, or has made adequate provision for the payment of, all taxes reflected therein.

                  5.12 SUBSIDIARIES. Borrowers do not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments.

                  5.13 GOVERNMENT CONSENTS. Each Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of each Borrower's business as currently conducted.

                  5.14 FULL DISCLOSURE. No representation, warranty or other statement made by any Borrower in any certificate or written statement furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

                  6.       AFFIRMATIVE COVENANTS

                  Each Borrower covenants and agrees that, until payment in full of all outstanding Obligations, and for so long as Bank may have any commitment to make a Credit Extension hereunder, each Borrower shall do all of the following:

                  6.1 GOOD STANDING. Each Borrower shall maintain its and each of its Subsidiaries' corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a Material Adverse Effect. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, to the extent consistent with prudent management of each Borrower's business, in force all licenses, approvals and agreements, the loss of which could have a Material Adverse Effect.

                  6.2 GOVERNMENT COMPLIANCE. Each Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Each Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral.

                  6.3 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Each Borrower shall deliver to Bank: (a) as soon as available, but in any event within thirty
(30) days after the end of each month, a company prepared consolidated balance sheet and income statement covering each Borrower's consolidated operations during such period, in a form and certified by an officer of Borrower reasonably acceptable to Bank; (b) as soon as available, but in any event within ninety
(90) days after the end of Borrower's fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; (c) as soon as available, but in any event within thirty (30)days after the end of each fiscal quarter, an internally prepared aging of accounts payable in form and detail satisfactory to Bank; (d) within five (5) Business Days of receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of One Hundred Thousand Dollars ($100,000) or more; and (e) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time.

         Within thirty (30) days after the last day of each month, Borrowers shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of EXHIBIT C hereto, together with an aged listings of accounts receivable.

         Within thirty (30) days after the last day of each month, Borrowers shall deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in substantially the form of EXHIBIT D hereto.

         Bank shall have a right from time to time hereafter to audit Borrowers' Accounts at Borrowers' expense, provided that such audits will be conducted no more often than every six (6) months at a cost not to exceed $1,750 per audit, unless an Event of Default has occurred and is continuing.

                  6.4 INVENTORY; RETURNS. Borrowers shall keep all Inventory in good and marketable condition, free from all material defects. Returns and allowances, if any, as between Borrowers and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrowers, as they exist at the time of the execution and delivery of this Agreement. Borrowers shall promptly notify Bank of all returns and recoveries and of all disputes and claims, where the return, recovery, dispute or claim involves more than Fifty Thousand Dollars ($50,000).

                  6.5 TAXES. Borrowers shall make, and shall cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrowers will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that each Borrower or a Subsidiary has made such payments or deposits; provided that each Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is (i) contested in good faith by appropriate proceedings , (ii) is reserved against (to the extent required by GAAP) by such Borrower and (iii) no lien other than a Permitted Lien results.

                  6.6      INSURANCE.

                  (a) Each Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where each Borrower's business is conducted on the date hereof. Borrower shall also maintain insurance relating to each Borrower's ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to each Borrower's.

                  (b) All such policies of insurance shall be in such form, with such companies, and in such amounts as are reasonably satisfactory to Bank. All such policies of property insurance shall contain a lender's loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee thereof and all liability insurance policies shall show the Bank as an additional insured, and shall specify that the insurer must give at least twenty (20) days notice to Bank before canceling its policy for any reason. At Bank's request, Borrowers shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All proceeds payable under any such policy shall, at the option of Bank, be payable to Bank to be applied on account of the Obligations.

                  6.7 PRINCIPAL DEPOSITORY. Borrowers shall maintain its operating accounts with Bank and invest a majority of their investible funds with Bank.

                  6.8 QUICK RATIO. Borrowers shall maintain, as of the last day of each calendar month, a ratio of (i) Quick Assets to (ii) Current Liabilities less deferred revenue of at least the following amounts at the following times:

     QUICK RATIO              PERIOD:

     1.00 to 1.0              From April 30, 1998 through June 30, 1998; and
     1.25 to 1.0              At all times thereafter.

                  6.9 TOTAL LIABILITIES - NET WORTH RATIO. Borrowers shall maintain, as of the last day of each calendar month, a ratio of Total Liabilities, less deferred revenue to Tangible Net Worth of not more than the following amounts at the following times:

    RATIO                    PERIOD:
    2.0 to 1.0               From April 30, 1998 through June 30, 1998; and
    1.0 to 1.0               At all times thereafter

                  6.10 TANGIBLE NET WORTH. Borrowers shall maintain, as of the last day of each calendar month, a Tangible Net Worth of not less than the following amounts at the following times:

    TANGIBLE NET WORTH:     PERIOD:

    $3,500,000              From April 30, 1998 through June 30, 1998;
    $8,000,000              From July 1, 1998 through September 30, 1998; and
    $9,000,000              At all times thereafter.

                  6.11 DEBT SERVICE. The Borrowers shall maintain a ratio of (a) cash, plus eligible Accounts, less Advances under the Committed Revolving Line, to (b) the outstanding Equipment Advances of not less than 2.0 to 1.0., provided, however, that at such times as the Borrowers' Debt Service Coverage Ratio is greater than 1.50 to 1.0 for any two (2) consecutive fiscal quarters, the Borrowers shall maintain a Debt Service Coverage Ratio equal to or greater than 1.50 to 1.0.

                  6.12 FURTHER ASSURANCES. At any time and from time to time Borrowers shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

                  7.       NEGATIVE COVENANTS

                  Borrowers jointly and severally covenant and agree that, so long as any Credit Extension hereunder shall be available and until payment in full of the outstanding Obligations or for so long as Bank may have any commitment to make any Advances, Borrower will not do any of the following:

                  7.1 DISPOSITIONS. Convey, sell, lease, transfer or otherwise dispose of (collectively, a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than Transfers: (i) of inventory in the ordinary course of business, (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; (iii) that constitute payment of normal and usual operating expenses in the ordinary course of business; or
(iv) of worn-out or obsolete Equipment.

                  7.2 CHANGES IN BUSINESS, OWNERSHIP, OR MANAGEMENT, BUSINESS LOCATIONS. Engage in any business, or permit any of its Subsidiaries to engage in any business, other than the businesses currently engaged in by any Borrower and any business substantially similar or related thereto (or incidental thereto), or suffer a change in any Borrower's ownership by more than ten percent (10%) in the aggregate, or suffer any change in the Senior Management of Sky Alland. Each Borrower will not, without at least thirty (30) days prior written notification to Bank, relocate its chief executive office or add any new offices or business locations.

                  7.3 MERGERS OR ACQUISITIONS. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, unless the Borrowers obtain the Bank's prior written consent to such merger, acquisition or consolidation, and further provided that (a) no Event of Default has occurred and is continuing hereunder, (b) no event which with the giving of notice or the passage of time would constitute a default has occurred, (c) after the completion of such merger, acquisition, or consolidation, the Borrowers shall be in compliance with all of the material terms of this Agreement and no Event of Default shall have occurred under this Agreement; and (d) the entity acquired is in a similar line of business

                  7.4 INDEBTEDNESS. Create, incur, assume or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

                  7.5 ENCUMBRANCES. Create, incur, assume or suffer to exist any Lien with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens.

                  7.6 DISTRIBUTIONS. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock.

                  7.7 INVESTMENTS. Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

                  7.8 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of any Borrower except for transactions that are in the ordinary course of any Borrower's business, upon fair and reasonable terms that are no less favorable to any Borrower than would be obtained in an arm's length transaction with a nonaffiliated Person.

                  7.9 INVENTORY. Store the Inventory with a bailee, warehouseman, or similar party unless Bank has received a pledge of any warehouse receipt covering such Inventory. Except for Inventory sold in the ordinary course of business and except for such other locations as Bank may approve in writing, each Borrower shall keep the Inventory only at the location set forth in Section 10 hereof and such other locations of which Borrowers give Bank prior written notice and as to which Borrowers sign and file a financing statement where needed to perfect Bank's security interest.

                  7.10 COMPLIANCE. Become an "investment company" or a company controlled by an "investment company," within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Advance for such purpose; fail to meet the minimum funding requirements of ERISA; permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, which violation could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral; or permit any of its Subsidiaries to do any of the foregoing.

         8.       EVENTS OF DEFAULT

                  Any one or more of the following events shall constitute an Event of Default by Borrowers under this Agreement:

                  8.1 PAYMENT DEFAULT. If Borrowers fail to pay, when due, any of the Obligations, provided, however, that the Borrowers will have a five (5) day grace period on the payment of all Bank Expenses.

                  8.2      COVENANT DEFAULT.

                  (a) If any Borrower fails to perform any obligation under Sections 6.3, 6.6, 6.7, 6.8, 6.9, 6.10, 6.11 or 6.12 or violates any of the covenants contained in Article 7 of this Agreement, or

                  (b) If any Borrower fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between any Borrower and Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within ten (10) days after the Bank notifies the Borrowers thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrowers be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrowers shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Advances will be required to be made during such cure period);

                  8.3 MATERIAL ADVERSE CHANGE. If there (i) occurs a material adverse change in the business, operations, or condition (financial or otherwise) of the Borrowers on a consolidated basis, or (ii) is a material impairment of the value or priority of Bank's security interests in the Collateral;

                  8.4 ATTACHMENT. If any material portion of any Borrower's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of such Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after any

Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by such Borrower (provided that no Credit Extensions will be required to be made during such cure period);

                  8.5 INSOLVENCY. If any Borrower becomes insolvent, or if an Insolvency Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against any Borrower and is not dismissed or stayed within thirty
(30) days (provided that no Advances will be made prior to the dismissal of such Insolvency Proceeding);

                  8.6 OTHER AGREEMENTS. If there is a default in any agreement to which any Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Hundred Thousand Dollars ($100,000) or that could have a Material Adverse Effect;

                  8.7 JUDGMENTS. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least Fifty Thousand Dollars ($50,000) shall be rendered against any Borrower and shall remain unsatisfied and unstayed for a period of ten (10) days (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment); or

                  8.8 MISREPRESENTATIONS. If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate or writing delivered to Bank by any Borrower or any Person acting on Borrower's behalf pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.

                  9.       BANK'S RIGHTS AND REMEDIES

                  9.1 RIGHTS AND REMEDIES. Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrowers:

                  (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.5 all Obligations shall become immediately due and payable without any action by Bank);

                  (b) Cease advancing money or extending credit to or for the benefit of Borrowers under this Agreement or under any other agreement between Borrowers and Bank;

                  (c) Demand that Borrowers (i) deposit cash with Bank in an amount equal to the amount of any Letters of Credit remaining undrawn, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all Letters of Credit fees scheduled to be paid or payable over the remaining term of the Letters of Credit;

                  (d) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

                  (e) Make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Each Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Each Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any Borrower's premises, each Borrower hereby grants Bank a license to enter such premises and to occupy the same, without charge in order to exercise any of Bank's rights or remedies provided herein, at law, in equity, or otherwise;

                  (f) Set off and apply to the Obligations any and all (i) balances and deposits of any Borrower held by Bank, or (ii) indebtedness at any time owing to or for the credit or the account of any Borrower held by Bank;

                  (g) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a non-exclusive, royalty-free license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrowers' labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section 9.1, Borrowers' rights under all licenses and all franchise agreements shall inure to Bank's benefit;

                  (h) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrowers' premises) as Bank determines is commercially reasonable, and apply the proceeds thereof to the Obligations in whatever manner or order it deems appropriate;

                  (i) Bank may credit bid and purchase at any public sale, or at any private sale as permitted by law; and

                  (j) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrowers.

                  9.2 POWER OF ATTORNEY. Effective only upon the occurrence and during the continuance of an Event of Default, each Borrower hereby irrevocably appoints Bank (and any of Bank's designated officers, or employees) as each Borrower's true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank's security interest in the Accounts;
(b) endorse Borrower's name on any checks or other forms of payment or security that may come into Bank's possession; (c) sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) make, settle, and adjust all claims under and decisions with respect to each Borrower's policies of insurance which pertain to the Collateral; and (e) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; provided Bank may exercise such power of attorney to sign the name of any Borrower on any of the documents described in Section
4.2 regardless of whether an Event of Default has occurred. The appointment of Bank as each Borrower's attorney in fact, and each and every one of Bank's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank's obligation to provide advances hereunder is terminated.

                  9.3 ACCOUNTS COLLECTION. Upon the occurrence and during the continuance of an Event of Default, Bank may notify any Person owing funds to any Borrower of Bank's security interest in such funds and verify the amount of such Account. Each Borrower shall collect all amounts owing to any Borrower for Bank, receive in trust all payments as Bank's trustee, and if requested or required by Bank, immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

                  9.4 BANK EXPENSES. If any Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves under the Committed Revolving Line as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.6 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

                  9.5 BANK'S LIABILITY FOR COLLATERAL. So long as Bank complies with reasonable banking practices, Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. Except as provided in Section 12.2 hereof, all risk of loss, damage or destruction of the Collateral shall be borne by Borrowers.

                  9.6 REMEDIES CUMULATIVE. Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not expressly set forth herein as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on each Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

                  9.7 DEMAND; PROTEST. Each Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which any Borrower may in any way be liable.

         10.      NOTICES

                  Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrowers or to Bank, as the case may be, at its addresses set forth below:

         If to Borrowers:  Sky Alland Research, Inc.
                                    6740 Alexander Bell Drive
                                    Columbia, Maryland 21046
                                    Mr. Thomas Hohman
                                    Chief Financial Officer
                                    FAX:   (410) 312-4970

         with a copy to:   Piper & Marbury, L.L.P.
                                    1200 Nineteenth Street, N.W.
                                    Washington, D.C. 20036-2430
                                    Attn: Anthony H. Rickert, Esquire

                              Fax: (202) 223-2085

         If to Bank:          Silicon Valley Bank
                              One Central Plaza
                              11300 Rockville Pike, Suite 1205
                              Rockville, Maryland 20852
                              Attn: Peter McDonald, Assistant Vice President
                              FAX:   (301) 984-6282

         With a Copy to:      Silicon Valley Bank
                              3003 Tasman Drive
                              Santa Clara, California  95054
                              Attn: Loan Services
                              FAX:  (408) 496-2421

         and:                 Ober, Kaler, Grimes & Shriver, P.C.
                              1401 H Street, N.W., Suite 500
                              Washington, D.C. 20005
                              Attn: Richard M. Pollak, Esq.
                              FAX: (202) 408-0640

         The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

         11.      CHOICE OF LAW AND VENUE

                  The Loan Documents shall be governed by, and construed in accordance with, the internal laws of the State of Maryland without regard to principles of conflicts of law. Each of Borrower and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the State of Maryland. BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

         12.      GENERAL PROVISIONS

                  12.1 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; PROVIDED, HOWEVER, that neither this Agreement nor any rights hereunder may be assigned by any Borrower without Bank's prior written consent, which consent may be granted or withheld in Bank's sole discretion. Bank shall have the right without the consent of or notice to any Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits hereunder.

                  12.2 INDEMNIFICATION. Borrowers shall, indemnify, defend, protect and hold harmless Bank and its officers, employees, and agents against:
(a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrowers whether under the Loan Documents, or otherwise (including without limitation reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

                  12.3 TIME OF ESSENCE. Time is of the essence for the performance of all obligations set forth in this Agreement.

                  12.4 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

                  12.5 AMENDMENTS IN WRITING, INTEGRATION. This Agreement cannot be amended or terminated except by a writing signed by Borrowers and Bank. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents.

                  12.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

                  12.7 SURVIVAL. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrowers to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 12.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

                  12.8 RIGHT OF CONTRIBUTION. The Borrowers and the Bank agree that on and after the Closing Date, each Borrower (an "Entitled Borrower") shall be entitled to contribution from each other Borrower to the extent, if any, that
(a) an Entitled Borrower incurs any Obligations in excess of such Entitled Borrowers Net Valuation (as hereinafter defined) or (b) the Obligations incurred by such Entitled Borrower would leave such Entitled Borrower with an unreasonably small amount of capital to enable the Entitled Borrower to operate the business in which it is engaged, and/or the Obligations incurred by such Entitled Borrower prevent such Entitled Borrower from paying its debts as such debts mature; provided, however, that such right of contribution shall be subordinated to the payment of the Obligations and may not be exercised by any Borrower until all of the Obligations have been paid in full. Nothing in this Section shall be deemed to in any manner impair the joint and several liability of each Borrower for any and all of the Obligations. The provisions of this Section shall be in addition to and shall in no manner limit any other rights of contribution available to any Borrower. The term "Net Valuation" as used in this Section means the amount by which (1) an Entitled Borrower's property at a fair valuation exceeds (2) such Entitled Borrower's debts.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

WITNESS/ATTEST:                             SKY ALLAND RESEARCH, INC.

/s/ Cynthia M.                      By: /s/ Robert W. Gross      (SEAL)
------------------------               --------------------------
                                       Name: Robert W. Gross
                                       Title: Chief Financial Officer

WITNESS/ATTEST:                             THE DATA GROUP II, INC.

/s/ Cynthia M.                      By: /s/ Richard T. Hebert    (SEAL)
------------------------               --------------------------
                                       Name: Richard T. Hebert
                                       Title: Chief Executive Officer

                                   SILICON VALLEY BANK

                                    By: /s/ Pete McDonald
                                        -------------------------
                                        Pete McDonald
                                        Assistant Vice President

                                    EXHIBIT A

The Collateral shall consist of all right, title and interest of each Borrower in and to the following:

         (a) All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

         (b) All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of any Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing;

         (c) All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, claims, literature, reports, catalogs, income tax refunds, payments of insurance and rights to payment of any kind;

         (d) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to any Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by any Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by any Borrower and each Borrower's Books relating to any of the foregoing;

         (e) All documents, cash, deposit accounts, securities, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrowers' Books relating to the foregoing; and

         (f) Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

Notwithstanding the foregoing, the Collateral shall not be deemed to include any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; any patents, trademarks, servicemarks and applications therefor; any trade secret rights, including any rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; or any claims for damages by way of any past, present and future infringement of any of the foregoing.

                                    EXHIBIT B

                       LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM
                       DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M., E.S.T.

TO:  CENTRAL CLIENT SERVICE DIVISION              DATE:  _______________________

FAX#:  (408) __________                      TIME:   ____________________

FROM:__________________________________________________________________________
         BORROWER'S NAME

FROM:__________________________________________________________________________
                  AUTHORIZED SIGNER'S NAME

_______________________________________________________________________________
                  AUTHORIZED SIGNATURE

PHONE:_________________________________________________________________________

FROM ACCOUNT #_____________________________ TO ACCOUNT#________________________

   REQUESTED TRANSACTION TYPE                        REQUEST DOLLAR AMOUNT
   PRINCIPAL INCREASE (ADVANCE)                      $
   PRINCIPAL PAYMENT (ONLY)                          $
   INTEREST PAYMENT (ONLY)                           $
   PRINCIPAL AND INTEREST (PAYMENT)                  $

   OTHER INSTRUCTIONS:

         All representations and warranties of Borrower stated in the Loan and Security Agreement are true, correct and complete in all material respects as of the date of the telephone request for and Advance confirmed by this Advance Request; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

                                 BANK USE ONLY:
                               TELEPHONE REQUEST:

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.

__________________________________________
 Authorized Requester

                       ___________________________________
                       Authorized Signature (Bank)
                       Phone #____________________________

                                    EXHIBIT C
                           BORROWING BASE CERTIFICATE

Borrower: Sky Alland Research, Inc.                  Bank:  Silicon Valley Bank

Commitment Amount: $3,500,000

ACCOUNTS RECEIVABLE
         1.                Accounts Receivable Book Value as of                         $
                                                                --------                 ----------------------
         2.                Additions (please explain on reverse)                        $
                                                                                         ----------------------
         3.                TOTAL ACCOUNTS RECEIVABLE                                    $
                                                                                         ----------------------

         ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)

         4.                Amounts over 90 days due                                     $
                                                                                         ----------------------
         5.                Balance of 50% over 90 day accounts                          $
                                                                                         ----------------------
         6.                Concentration Limits                                         $
                                                                                         ----------------------
         7.                Foreign Accounts                                             $
                                                                                         ----------------------
         8.                Governmental Accounts                                        $
                                                                                         ----------------------
         9.                Contra Accounts                                              $
                                                                                         ----------------------
         10.               Promotion or Demo Accounts                                   $
                                                                                         ----------------------
         11.               Intercompany/Employee Accounts                               $
                                                                                         ----------------------
         12.               Other (please explain on reverse)                            $
                                                                                         ----------------------

         13.               TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                         $
                                                                                         ---------------------

         14.               Eligible Accounts (#3 minus #13)                             $
                                                                                         ----------------------
         15.               Maximum Loan Amount                                          $3,500,000
         16.               Total Funds Available [Lesser of #15 or 14]                  $
                                                                                         ----------------------
         17.               Present balance owing on Line of Credit                      $
                                                                                         ----------------------
         18.               Outstanding under Sublimits (____ )                          $
                                                                                         ----------------------
         19.               RESERVE POSITION (#16 minus #17 and #18)                     $
                                                                                         ----------------------

THE UNDERSIGNED REPRESENTS AND WARRANTS THAT THE FOREGOING IS TRUE, COMPLETE AND CORRECT, AND THAT THE INFORMATION REFLECTED IN THIS BORROWING BASE CERTIFICATE COMPLIES WITH THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THE LOAN AND SECURITY AGREEMENT BETWEEN THE UNDERSIGNED AND SILICON VALLEY BANK.

COMMENTS:

BANK USE ONLY
RECEIVED BY:____________________
DATE:________________
REVIEWED BY:____________________
COMPLIANCE STATUS:  YES / NO
_____________________________________



By: _______________________
         Authorized Signer


                                    EXHIBIT D

                             COMPLIANCE CERTIFICATE

TO:      SILICON VALLEY BANK


FROM:    SKY ALLAND RESEARCH, INC.

         The undersigned authorized officer of SKY ALLAND RESEARCH, INC. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrowers and Bank (the "Agreement"), (i) Borrowers are in complete compliance for the period ending with all required covenants except as noted below and (ii) all representations and warranties of Borrowers stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer expressly acknowledges that no borrowings may be requested by the Borrower at any time or date of determination that Borrowers are not in compliance with any of the terms of the Agreement, and that such compliance is determined not just at the date this certificate is delivered.

Please indicate compliance status by circling Yes/No under "Complies" column.

REPORTING COVENANT                   REQUIRED                                           COMPLIES

Monthly financial statements         Monthly within 30 days                             Yes   No
Quarterly financial statements       Quarterly within 30 days                           Yes   No
Annual (CPA Audited)

                                     FYE within 90 days                                 Yes   No
         A/R Agings                  Monthly within 30 days                             Yes   No


FINANCIAL COVENANT                   REQUIRED                 ACTUAL                    COMPLIES
Maintain on a Monthly Basis:

Minimum Quick Ratio:
         4/30/98- 6/30/98            1.00:1.0                 ____:1.0                  Yes  No
         Thereafter                  1.25:1.0                 ____:1.0                  Yes  No

Minimum Tangible Net Worth
         4/30/98- 6/30/98            $3,500,000               $__________               Yes No
         7/1/98 - 9/30/98            $8,000,000               $__________               Yes No
At all times thereafter              $9,000,000               $__________               Yes No
Debt Service Coverage:
                                     1.50:1.0                 __:1.0                    Yes No
                                     2.00:1.0                 __:1.0                    Yes No

Liabilities/Tangible Net Worth
         4/30/98- 6/30/98            2.0 to 1.0                _____:1.0                Yes No
         At all times thereafter     1.0 to 1.0                _____:1.0                Yes No

                          ======================================================

                                      BANK USE ONLY
                          Received By:____________________
                          Date:________________
                          Reviewed By:____________________
                          Compliance Status:  Yes / No

                          ======================================================

Comments Regarding Exceptions:

Sincerely,

_______________________                Date:_______________
SIGNATURE

_________________________

TITLE